Exhibit 5.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

December 23, 2021

TPG Partners, LLC

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Ladies and Gentlemen:

We have acted as counsel to TPG Partners, LLC, a Delaware limited liability company, to be converted into TPG Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1, File No. 333-261681, as amended, and including any subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer, issuance and sale by the Company and Selling Stockholder (as defined below) of the number of shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”) of the Company specified in the Registration Statement (together with any additional shares of Class A Common Stock that may be sold by the Company pursuant to Rule 462(b) under the Act, the “Shares”). The Shares are to be issued and sold by the Company and Selling Stockholder pursuant to an underwriting agreement among the Company, TPG OpCo Holdings, L.P., a Delaware limited partnership, TPG Holdings I, L.P., a Delaware limited partnership, TPG Holdings II, L.P., a Delaware limited partnership, TPG Holdings III, L.P., a Delaware limited partnership, the selling stockholder party thereto (the “Selling Stockholder”), J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”), the form of which will be filed as Exhibit 1.1 to the Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the form of the Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware prior to the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.1 to the Registration Statement; (ii) the form of the Bylaws of the Company to be in effect at the time of the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.2 to the Registration Statement; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the form of the Underwriting Agreement; and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

December 23, 2021

In such examination, we have assumed that the Certificate of Incorporation that will be filed with the Secretary of State of the State of Delaware will be substantially identical to the form of the Certificate of Incorporation reviewed by us, the Bylaws that will be in effect at the time of the consummation of the initial public offering contemplated by the Registration Statement will be substantially identical to the form of the Bylaws reviewed by us, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares, when issued and sold as contemplated in the Registration Statement and the Underwriting Agreement, and upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement, to the incorporation by reference of this letter into any subsequent registration statement on Form S-1 filed by the Company pursuant to Rule 462(b) of the Act with respect to the Shares and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP